UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2012

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Second Street, P.O. Box 393, St. Mary’s, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2012, Dr. Benjamin H. Thomas resigned from his position and responsibilities as Director of Trans Energy, Inc. and its wholly-owned subsidiary, American Shale Development, Inc., in order to devote more time to his teaching and consulting business, effective immediately.

On September 4, 2012, our Board of Directors ratified the appointment of Josh Sherman to the company’s Board of Directors.

Mr. Sherman has more than 14 years of experience in the oil and gas industry, with an emphasis on financial reporting. He is currently a partner at the energy focused consulting firm, Opportune, LLP, where he leads the firm’s complex financial reporting practice. Mr. Sherman further served as Chairman of the Audit Committee of Voyager Oil and Gas, serving from November 2010 until the company’s merger in July, 2012. Mr. Sherman will serve as an independent director for Trans Energy, Inc. and will lead the company’s audit committee. He will also serve as a board member of Trans Energy’s wholly-owned subsidiary, American Shale Development, Inc.

There were no understandings or arrangements with any person regarding Mr. Sherman’s appointment and there are no family relationships between either Mr. Sherman and any other officer or director of the company.

Also attached as an exhibit is a press release issued by Trans Energy, Inc.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered “forward-looking statements,” which term is defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Item 9.01	Exhibit

(c)	Exhibit

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: September 6, 2012	By	/s/ John S. Tumis
John S. Tumis
Chief Financial Officer